                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into this 26th day of April, 2000 by and between Cantor Fitzgerald Securities (the "Seller"), and eSpeed, Inc., (the "Purchaser").

         WHEREAS, simultaneously herewith, the Seller, the Purchaser and two diversified energy companies, Dynegy, Inc. and The Williams Companies, Inc. (each an "Anchor" and collectively the "Anchors") have entered into a business relationship pursuant to which they will cooperate together to establish a series of new marketplaces for the electronic and telephonic exchange of energy and certain other products (the "Business Relationship");

         WHEREAS, each Anchor has agreed, pursuant to a Subscription Agreement dated of even date hereof with the Purchaser, to which Seller is also a party (the "Subscription Agreement"), to make an equity investment in the Purchaser consisting, in pertinent part, of the purchase of 789,071 shares (or an aggregate of 1,578,142 shares for the 2 Anchors) of Class A Common Stock, par value $.01 per share, of the Purchaser (the "Class A Common Stock");

         WHEREAS, subject to the satisfaction of certain conditions relating to investments in Qualified Verticals (as defined in the Subscription Agreement), each Anchor has the right to make up to 4 additional investments of $25.0 million each in restricted shares of Class A Common Stock of the Company, at a 10% discount to the 10 Trading Day Average (as defined in the Subscription Agreement) preceding the Purchaser's investment in the Qualified Vertical (the "Additional Investment Right");

         WHEREAS, in furtherance of the Business Relationship and the transactions contemplated thereby, the Seller is willing to sell, and the Purchaser is willing to purchase, shares of Class B Common Stock of Purchaser, par value $.01 per share, ("Class B Common Stock") representing (x) an aggregate of 789,071 shares, representing half of the number of shares being sold to the Anchors by Purchaser (the "Initial Shares"), and (y) each time an Additional Investment Right is exercised, half of the number of shares purchased by the Anchors, in the aggregate (the "Additional Shares"), in connection with each such exercise, all subject to the terms and conditions set forth herein;

         WHEREAS, the purchase of the Initial Shares hereunder shall be contingent upon, and consummated simultaneously with the Closing (as defined in the Subscription Agreement), which is hereafter referred to as the "Subscription Agreement Closing"; and

         WHEREAS, the purchase of the Additional Shares hereunder shall be contingent upon, and consummated simultaneously with, the closing of each Additional Investment Right.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser, intending to be legally bound, hereby agree as follows:

1.       Terms of Purchase.

         1.1 Sale and Purchase of the Initial Shares. The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Initial Shares for an aggregate cash purchase price of $25.0 million (the "Purchase Price"). The Purchase Price shall be payable by wire transfer to an account designated by Seller.

         1.2 Sale and Purchase of the Additional Shares. The Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, such number of Additional Shares (including shares purchased from the Company upon exercise of a put or call as defined in Section 3(h) of the Subscription Agreement), as shall equal half of the Additional Shares purchased from the Anchors in the aggregate, upon each exercise of an Additional Investment Right, provided that the Additional Shares shall be Class B Common Stock of Purchaser (unless the Seller shall determine to substitute Class A Common Stock). The purchase price per share of the Additional Shares (each referred to herein as the "Additional Share Purchase Price") shall be the same purchase price per share as is paid by the Anchors for the Class A Common Stock purchased by them pursuant to the applicable exercise of an Additional Investment Right. The Additional Share Purchase Price shall be payable by wire transfer to an account designated by Seller. In the event that as a result of a recapitalization or other similar transaction involving Purchaser, whether effected as a merger, consolidation or otherwise, the Purchaser agrees with the Anchors that the shares available for purchase upon exercise of an Additional Investment Right shall consist of one or more securities which are issued or received in exchange for the Class A Common Stock or Class B Common Stock of the Company, then the provisions of this Section 1.2 and other Sections of this Agreement related thereto, shall be deemed to include the security or securities so substituted.

         1.3 Initial Closing. The closing (the "Share Purchase Closing") of the sale of the Initial Shares by the Seller to the Purchaser shall take place at the offices of Purchaser, on the date of the Subscription Agreement Closing or at such other time and place as the Seller and the Purchaser shall mutually agree upon. At the Share Purchase Closing, the Seller shall deliver to the Purchaser the Initial Shares against payment of the Purchase Price.

         1.4 Closings of Additional Investment Rights. The closing for each Additional Share Purchase (each an "Additional Share Closing") shall take place at the offices of Purchaser on the date of closing of each Additional Investment Right (each an "Additional Investment Right Closing") or at such other time and place as the Seller and Purchase shall mutually agree upon. At each Additional Share Closing, the Seller shall deliver the Additional Shares to the Purchaser against payment of the Additional Share Purchase Price.

2.       Representations and Warranties of the Seller

         The Seller hereby makes the following representations and warranties to the Purchaser:

         2.1 Organization of the Seller. The Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

         2.2 Authority. The Seller has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed by Seller pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Seller. This Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes the valid and binding agreement of the Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors' generally and except as may be limited by the availability of equitable remedies.

         2.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws or other operative organizational documents of the Seller, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Seller or any of its Subsidiaries is a party, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Seller or any of its Subsidiaries or any its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Seller and its subsidiaries taken as a whole or on Seller's ability to consummate the transactions contemplated hereby.

         2.4 Ownership of the Shares. The Seller owns and has good and marketable title to the Initial Shares and the Additional Shares, free from all liens, claims and encumbrances. At the Share Purchase Closing or Additional Share Closing, as the case may be, the Purchaser will receive good and marketable title to the Initial Shares or Additional Shares, as the case may be, free from all liens, claims and encumbrances.

3.       Representations and Warranties of the Purchaser.

         The Purchaser hereby makes the following representations and warranties to the Seller:

         3.1 Organization of the Purchaser and its Subsidiaries. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to carry on its business as now being conducted.

         3.2 Authority. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Seller, this Agreement constitutes the valid and binding agreement of the Purchaser, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors' generally and except as may be limited by the availability of equitable remedies.

         3.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws or other operative organizational documents of the Purchaser, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which the Purchaser or any of its Subsidiaries is a party, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Subsidiaries or any its or their properties or assets, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Purchaser and its subsidiaries, taken as a whole, or on Purchaser's ability to consummate the transactions contemplated hereby.

4.       Conditions to the Obligations of the Purchaser.

         The Purchaser's obligation to purchase and pay for the Initial Shares or the Additional Shares, as the case may be, shall be subject to the satisfaction, at or before the Share Purchase Closing, or the applicable Additional Share Closing, as the case may be, of the following conditions (any of which may be waived, in whole or in part, by the Purchaser):

         4.1 Representations and Warranties. All of the representations and warranties of the Seller made in this Agreement shall have been true and accurate in all material respects as of the date hereof and as of the Share Purchase Closing or the applicable Additional Share Closing, as the case may be.

         4.2 Delivery of Shares. Concurrently with the Share Purchase Closing, or the applicable Additional Share Closing, as the case may be, the Seller shall deliver to the Purchaser good and marketable title to the Initial Shares or Additional Shares as the case may be, free from all liens, claims and encumbrances.

         4.3 Subscription Agreement Closing or Additional Investment Right Closing. The Subscription Agreement Closing or the applicable Additional Investment Right Closing, as the case may be, shall have occurred.

5.       Conditions to the Obligation of the Seller.

         The Seller's obligation to sell, convey, transfer and assign the Initial Shares or the Additional Shares, as the case may be, shall be subject to the satisfaction, at or before the Share Purchase Closing, or the applicable Additional Share Closing, as the case may be, of the following conditions (any of which may be waived, in whole or in part, by the Seller):

         5.1 Representations and Warranties. All of the representations and warranties of the Purchaser in this Agreement shall have been true and accurate in all material respects as of the date hereof and as of the Share Purchase Closing or the applicable Additional Share Closing, as the case may be.

         5.2 Closing of the Transaction Documents. The Subscription Agreement Closing or the applicable Additional Investment Right Closing, as the case may be shall have occurred.

         5.3 Purchase Price. The Seller shall have received from the Purchaser, by wire transfer of immediately available funds, an amount in cash equal to the Purchase Price or the Additional Share Purchase Price, as the case may be.

         6. Further Assurances. Subject to the terms and conditions hereof, each party agrees that after the Share Purchase Closing or Additional Share Closing, as the case may be, it will execute and deliver such documents as the other party may reasonably request in order to consummate the transactions contemplated hereby.

7.       Termination and Waiver.

         7.1 Termination. This Agreement may be terminated at any time by either party if the Subscription Agreement with each Anchor shall be terminated or otherwise by mutual agreement of the parties.

         7.2 Waiver. Each of the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by the party granting such waiver. Such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

8.       Miscellaneous.

         8.1 Headings. Section headings contained in this Agreement are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

         8.2 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing (including facsimile or similar writing) and shall be deemed to have been duly given (i) on the date of service if personally served, (ii) on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid or (iii) on the date sent if sent by facsimile, to the parties at the following addresses or facsimile numbers with a copy sent by mail as aforesaid on the same date (or at such other address or facsimile number for a party as shall be specified by like notice):

         If to the Purchaser, to:           eSpeed, Inc.
                                            One World Trade Center
                                            103rd Floor
                                            New York, NY 10048
                                            Fax: (212) 938-3620
                                            Attention: General Counsel


         If to the Seller, to:              Cantor Fitzgerald Securities
                                            One World Trade Center
                                            105th Floor
                                            New York, NY 10048
                                            Fax: (212) 938-5000
                                            Attention: General Counsel

         8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto shall assign any rights or delegate any duties hereunder without the prior written consent of the other parties hereto, and any assignment made without such consent shall be void and constitute a default hereunder; provided that Seller may assign its obligation to sell Shares or Additional Shares hereunder, in whole or in part, to a subsidiary or affiliate of Seller that owns a sufficient number of shares of Class B Common Stock to satisfy the assigned obligation.

         8.4 Governing Law. This Agreement shall be construed in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

         8.5 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter and supersedes any and all prior understandings, negotiations or agreements among the parties hereto, both written and oral, with respect to such subject matter.

         8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same agreement.

         8.7 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, in whole or in part, the validity of the remaining provisions shall not be affected and the remaining portion of any provision held to be invalid, illegal or unenforceable shall in no way be affected, prejudiced or disturbed thereby.

         8.8 No Prejudice. This Agreement has been jointly prepared and negotiated by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

         8.9 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any party other than the parties hereto and their respective successors and permitted assigns.

         8.10 Amendment and Modification. This Agreement may be amended or modified only by written agreement executed by all parties hereto.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above.

                 eSpeed, Inc.


                 By:                 /s/ Howard W. Lutnick
                          --------------------------------------------
                          Name: Howard W. Lutnick
                          Title: Chairman and Chief Executive
                                    Officer

                 Cantor Fitzgerald Securities

                 By:               /s/ Howard W. Lutnick
                          --------------------------------------------
                          Name: Howard W. Lutnick
                          Title: President